Exhibit 10.12

AMENDMENT TO SELECTED DEALER AGREEMENT

This Amendment (the “Amendment”) to the Selected Dealer Agreement, dated December 31, 2014 (the “Agreement”), is entered into by and between Ameriprise Financial Services, Inc. (“Ameriprise”), Hines Global REIT II, Inc., a Maryland corporation (the “Company”), Hines Securities, Inc., a Delaware corporation (the “Dealer Manager”), and Hines Global REIT II Advisors LP, a Texas limited partnership (the “Advisor”). The Company, the Dealer Manager and the Advisor are, collectively, the “Issuer Entities.” Capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, Ameriprise and the Issuer Entities previously executed the Agreement;

WHEREAS, the Company has determined not to elect to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes for the year ended December 31, 2014 and instead the Company intends to qualify as a REIT for U.S. federal income tax purposes beginning with the taxable year ending December 31, 2015; and

WHEREAS, Ameriprise and the Issuer Entities have agreed to amend the Agreement to reflect the year in which the Company intends to qualify as a REIT for U.S. federal income tax purposes.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Section 2(o) of the Agreement is hereby amended and restated in its entirety with:

(o) Qualification as a Real Estate Investment Trust. The Company intends to satisfy the requirements of the Internal Revenue Code of 1986 as amended (the “Code”) for qualification and taxation of the Company as a real estate investment trust. Commencing with its taxable year ending December 31, 2015, the Company has been organized in conformity with the requirements for qualification as a real estate investment trust under the Code and its actual and proposed method of operation as described in the Prospectus will enable it to meet the requirements for qualification and taxation as a real estate investment trust under the Code commencing with its taxable year ending December 31, 2015.

2.	The last paragraph of Section 2(kk) of the Agreement is hereby amended and restated in its entirety with:

Policies and Certification. The Company will design and implement policies reasonably designed to ensure compliance with this Section 2(kk), and will provide Ameriprise with a copy of those policies no later than March 31, 2015. If the Company materially changes such policies, the Company shall promptly provide written notice to Ameriprise. In addition, the Company will briefly describe its valuation policies, including the role and responsibilities of an Independent Valuation Firm, in its Form S-11, amendments thereto or other offering materials filed with the Commission no later than March 31, 2015.

3.	Section 2(ll) of the Agreement is hereby amended and restated in its entirety with:

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(ll) Disclosure of Funds from Operations and Modified Funds from Operations. The Company will include, in a report on Form 10-K or Form 10-Q filed with the Commission for the period in which the Company completes its first acquisition of a real property or real estate-related investment, and in each subsequent report on Form 10-K or Form 10-Q filed with the Commission, the following performance measures: Funds From Operations using the definition and protocols established by the National Association of Real Estate Investment Trusts, and Modified Funds From Operations using the definition found in the Investment Program Association Practice Guideline 2010-01, each as amended from time-to-time. The Company will design and implement policies reasonably designed to ensure compliance with this Section 2(ll), and will provide Ameriprise with a copy of those policies no later than March 31, 2015. In no event will the Company materially change such policies without prior written notice to Ameriprise.

4.	Section 12 of Exhibit D to the Agreement is hereby amended and restated in its entirety with:

12. This Agreement, which constitutes the entire agreement between the parties as to the subject hereof, shall be construed and interpreted fairly, in accordance with the plain meaning of its terms, and there shall be no presumption or inference against the party drafting this Agreement in construing or interpreting the provisions hereof. Recipient acknowledges and agrees that the obligations owed to REIT by Recipient under this Agreement shall be in addition to the obligations owed to REIT by Recipient under that certain Selected Dealer Agreement, dated December 31, 2014, by and among Recipient, REIT, Hines Securities, Inc., and Hines Global REIT II Advisors LP.

5.	The parties acknowledge and agree that except as set forth herein, all other terms of the Agreement are reaffirmed and shall remain in full force and effect.

6.
Any provision of this Amendment, which is invalid or unenforceable in any jurisdiction, shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

7.
This Amendment may be signed by the parties hereto in two or more counterparts, each of which shall be deemed to be an original, which together shall constitute one and the same agreement among the parties.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the 27th day of February, 2015.

HINES GLOBAL REIT II, INC.

By: /s/ Ryan Sims___________________
Name: Ryan Sims
Title: Chief Financial Officer

HINES SECURITIES, INC.

By: /s/ Frank Apollo_________________
Name: Frank Apollo
Title: Chief Operating Officer

HINES GLOBAL REIT II ADVISORS LP

By: /s/ Sherri Schugart_______________
Name: Sherri Schugart
Title: Senior Managing Director / Chief Executive Officer

AMERIPRISE FINANCIAL SERVICES, INC.

By: /s/ Frank McCarthy______________
Name: Frank A. McCarthy
Title: Senior Vice President and General Manager

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